ONCORE VARIABLE ANNUITIES
Your Investment. Your Choice.
ANNUITIES
Ohio National Financial Services®

Ohio National’s series of ONcore variable annuities offers an array of portfolio options from some of the most recognized and experienced fund families.
Life changes. We’ll be there.®
Our mission is to make a difference in your life by helping you achieve financial security and independence today – and for generations to come.

Among these 26 asset managers, you have a variety of philosophies, expertise, and asset classes, allowing you the opportunity to build a diverse portfolio to meet your time horizon and risk tolerance.

With an Ohio National variable annuity, you will have access to the following asset managers:

There are over 85 individual portfolios to choose from when it comes time to determine the right investment strategy for you. Of these, 17 are Managed Volatility Portfolios (MVPs),* which exercise different management strategies than traditional portfolios.

If you decide that building your own investment strategy is not the best choice, Ohio National also offers 6 pre-set dynamic asset allocation models to simplify the allocation process. Each model offers diversification by asset class and fund manager, allowing you to select the strategy to help meet your individual goals and needs.

* Please note that there are investment requirements if you choose to purchase an optional living benefit rider with your ONcore variable annuity. Living benefit riders require that you invest amongst the MVPs or Managed Volatility Model. Please see pages 3-4 for more details.

Individual Portfolio Choices

Ohio National’s portfolio line-up ranges across various asset classes and investment styles. This provides you the opportunity to build your individual investment strategy in order to meet your risk tolerance and time horizon. You also have the flexibility to adjust your allocations if your investment needs change.

CASH EQ/FA
Fidelity® VIP Government Money Market Portfolio †
Inception Date
4/1/82
Asset Category
Money Market
FIXED INCOME
Bond Portfolio (Ohio National)
High Income Bond Portfolio
(Federated)*
Western Asset Core Plus VIT
Portfolio (Legg Mason)
PIMCO Real Return Portfolio
Flexible Bond Portfolio (Janus Aspen)
Morgan Stanley UIF Core Plus
Fixed Income Portfolio
PIMCO Total Return Portfolio
PIMCO Low Duration Portfolio
PIMCO Short-Term Portfolio
PIMCO Global Bond Portfolio
(Unhedged)
Inception Date
11/2/82
5/1/98
5/1/15
9/30/99
12/31/99
5/1/03
12/31/97
2/16/99
9/30/99
1/10/02
Asset Category
Corporate Bond
High Yield Bond
High Yield Bond
Inflation-Protected Bond
Intermediate-Term Bond
Intermediate-Term Bond
Intermediate-Term Bond
Short-Term Bond
Ultrashort Bond
World Bond
MVP
TOPS® Managed Risk Growth
ETF Portfolio
Federated Managed Volatility
Fund II
Risk Managed Balanced Portfolio
(Janus/AnchorPath)*
TOPS® Managed Risk Balanced ETF
Portfolio
INTECH U.S. Low Volatility Portfolio
(Janus Aspen)
AB VPS Dynamic Asset Allocation
Portfolio
Balanced Portfolio (ICON)*
Inception
Date
5/1/12
2/10/94
5/1/14
5/1/12
9/6/12
4/1/11
5/1/04
Asset Category
Aggressive Allocation
Conservative Allocation
Conservative Allocation
Conservative Allocation
Large Cap Blend
Moderate Allocation
Moderate Allocation
MVP
Federated Managed Tail Risk Fund II
Fidelity® VIP Target Volatility
Portfolio
QS Legg Mason Dynamic
Multi-Strategy VIT Portfolio
TOPS® Managed Risk Moderate
Growth ETF Portfolio
AB VPS Global Risk Allocation-
Moderate Portfolio
Goldman Sachs Global Trends
Allocation Fund
PIMCO Global Diversified
Allocation Portfolio
Franklin VolSmart Allocation
VIP Fund
Invesco V.I. Balanced-Risk
Allocation Fund
Lazard Retirement Global
Dynamic Multi Asset Portfolio
Inception Date
6/19/00
2/13/13
11/30/11
5/1/12
4/27/15
4/16/12
4/30/12
4/1/13
1/23/09
4/30/12
Asset Category
Moderate Allocation
Moderate Allocation
Moderate Allocation
Moderate Allocation
Tactical Allocation
Tactical Allocation
Tactical Allocation
World Allocation
World Allocation
World Allocation
ASSET ALLOCATION
Franklin Founding Funds Allocation
VIP Fund
Omni Portfolio (Suffolk)*
Franklin Income VIP Fund
Balanced Portfolio (Janus Aspen)
MFS® Total Return Series
Ivy Funds VIP Asset Strategy
Inception Date
2/29/08
9/10/84
2/29/08
9/13/93
5/1/00
5/1/95
Asset Category
Aggressive Allocation
Aggressive Allocation
Conservative
Allocation
Moderate Allocation
Moderate Allocation
World Allocation
LARGE CAP STOCK
Appreciation Portfolio (Dreyfus)
Bristol Portfolio (Suffolk)*
Capital Appreciation Portfolio
(Jennison)*
Equity Portfolio (ClearBridge)*
Inception Date
12/29/00
5/1/02
4/30/94
1/14/71
Asset Category
Blend
Blend
Blend
Blend

LARGE CAP STOCK
Goldman Sachs U.S. Equity
Insights Fund
Lazard Retirement U.S. Strategic
Equity Portfolio
Lazard Retirement Emerging
Markets Equity Portfolio
International Portfolio (Federated)*
Lazard Retirement International
Equity Portfolio
Overseas Portfolio (Janus Aspen)
Invesco V.I. International
Growth Fund
Templeton Foreign VIP Fund (Franklin)
Aggressive Growth Portfolio (Janus)*
Bristol Growth Portfolio (Suffolk)*
Fidelity® VIP Contrafund® Portfolio
Fidelity® VIP Growth Portfolio
Franklin Flex Cap Growth VIP Fund
Goldman Sachs Strategic Growth Fund
Janus Portfolio (Janus Aspen)
Jennison 20/20 Focus Portfolio
(Prudential)
Jennison Portfolio (Prudential)
MFS® Massachusetts Investors
Growth Stock Portfolio
Morgan Stanley UIF Growth Portfolio
Target VIP Portfolio (First Trust)*
ClearBridge Variable Dividend
Strategy Portfolio
ClearBridge Variable Large Cap
Value Portfolio
Fidelity® VIP Equity-Income Portfolio
Goldman Sachs Large Cap Value Fund
Strategic Value Portfolio (Federated)*
Global Research Portfolio
(Janus Aspen)
Inception Date
1/9/06
3/18/98
11/4/97
5/3/93
9/1/98
5/2/94
9/19/01
2/29/08
3/31/95
5/1/07
1/3/95
10/9/86
2/29/08
1/9/06
9/13/93
5/3/99
4/25/95
8/24/01
5/5/03
11/2/05
4/27/07
2/17/98
10/9/86
7/24/07
5/1/98
9/13/93
Asset Category
Blend
Blend
Emerging Markets
Equity
Foreign Blend
Foreign Blend
Foreign Blend
Foreign Growth
Foreign Value
Growth
Growth
Growth
Growth
Growth
Growth
Growth
Growth
Growth
Growth
Growth
Growth
Value
Value
Value
Value
Value
World Stock
MID CAP STOCK
International Small-Mid Company
Portfolio (Federated)*
Federated Kaufmann II
Fidelity® VIP Mid Cap Portfolio
MFS® Mid Cap Growth Series
Mid Cap Opportunity
(Goldman Sachs)*
AMT Mid Cap Intrinsic Value
Portfolio (Neuberger Berman)
JPMorgan Insurance Trust Mid Cap
Value Portfolio
Inception Date
3/31/95
5/1/03
12/31/98
5/1/00
1/3/97
4/29/05
9/28/01
Asset Category
Foreign
Growth
Growth
Growth
Growth
Value
Blend
SMALL CAP STOCK
JPMorgan Insurance Trust Small Cap
Core Portfolio
Lazard Retirement U.S. Small-Mid Cap
Equity Portfolio
Royce Micro-Cap Portfolio
Royce Small-Cap Portfolio
ClearBridge Small Cap Portfolio*
Bryton Growth Portfolio (Suffolk)*
MFS® New Discovery Series
Small Cap Growth Portfolio (Janus)*
Inception Date
1/3/95
11/4/97
12/31/96
12/31/96
5/1/98
5/1/02
5/1/00
1/3/97
Asset Category
Blend
Blend
Blend
Blend
Growth
Growth
Growth
Growth
SECTOR/INDEX
PIMCO CommodityRealReturn®
Strategy Portfolio
Nasdaq-100® Index Portfolio
(Ohio National)
S&P 500® Index Portfolio
(Ohio National)
Ivy Funds VIP Global Natural
Resources
Fidelity® VIP Real Estate Portfolio
Morgan Stanley UIF U.S. Real Estate
Portfolio
Ivy Funds VIP Science and Technology
Inception Date
6/30/04
5/1/00
1/3/97
4/28/05
11/6/02
11/5/02
4/4/97
Asset Category
Commodities
Large Cap Growth
Large Cap Blend
Natural Resources
Real Estate
Real Estate
Technology

*	Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

†

An investment in the Fidelity VIP Government Money Market Portfolio is not insured or guaranteed by the FDIC or any other government agency. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolio.

Managed Volatility Portfolios (MVPs)

Volatility, unpredictability and investment risk are factors that you should consider when investing your retirement assets. Ohio National’s innovative suite of MVPs is designed to address all three.

In addition to traditional asset allocation, these portfolios have active management strategies in place to alter allocations dynamically when volatility looms. The MVPs seek to reduce extreme market volatility. While market gains may also be reduced, managing downside volatility may result in more consistent, predictable returns over time.

MANAGED RISK CATEGORY
Volatility Management Strategy/Volatility Range
AB VPS Global Risk Allocation-Moderate Portfolio
• Leverages a differentiated perspective on risk to manage global equity and fixed income allocations. Focused on expected market losses, not volatility, as a measure of risk in an effort to serve as a diversifier to other managed risk strategies. Taps into leading market indicators to prevent drawdowns earlier while retaining higher upside potential.
Federated Managed Tail Risk Fund II
• During periods of historically high market volatility, the Fund may deploy index futures and options in an attempt to further lower downside risk.
Franklin VolSmart Allocation VIP Fund
• The Fund’s investment goal is total return (including income and capital gains) while seeking to manage volatility. Under normal market conditions, the Fund seeks to achieve its investment goal by using an asset allocation strategy to diversify the Fund’s Portfolio across certain asset classes (principally U.S. equity and fixed income securities) and sectors while seeking to manage the expected volatility of the Fund’s returns so that it does not exceed a target of 10% per year.
PIMCO Global Diversified Allocation Portfolio
• Gains its baseline market exposure primarily through actively managed PIMCO equity and fixed income funds.
• Seeks to target an annualized volatility level of approximately 10%. Manages volatility by buying or selling equity futures to adjust Portfolio equity exposure, based on a daily algorithm.
• Invests in equity put options to hedge against unexpected market shocks.
Target Allocation
65% Equities (40–90% range)
35% Fixed Income (10–60% range)
90% Maximum Equity Exposure
The Fund utilizes Federated’s globally diversified asset allocation model to guide the Fund. The strategic allocation is designed for robust tail behavior and tactical decisions are made relative to pre-specified neutral points.
60% Equity Funds and Strategies
30% Fixed Income Funds
10% Multi-Asset Funds
70% Maximum Equity Exposure
60% Equities (15–80% range)
40% Fixed Income

Because the Managed Volatility Portfolios (MVPs) are managed to mitigate downside risk, they may underperform during periods of market appreciation.

ONcore Individual Variable Annuity Investment Requirements: Guaranteed Lifetime Withdrawal Benefit and Guaranteed Principal Protection Riders

MANAGED RISK CATEGORY	MINIMUM	MAXIMUM	TARGET VOLATILITY CATEGORY	MINIMUM	MAXIMUM
Category	50%	100%	Category	0%	50%
Portfolio	0%	50%	Portfolio	0%	25%

Please note: Important risk disclosure information can be found on the back of this brochure.

* Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

MANAGED RISK CATEGORY
Volatility Management Strategy/Volatility Range Target Allocation
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio 70% Equities (60–75% range)
• Employs dynamic rebalancing, which may increase the Fund’s exposure to short-term defensive investments in response to negative fund performance. 30% Fixed Income (25–40% range)
• Applies a hedge overlay of exchange-traded options, typically highly-liquid, widely-traded put options to manage volatility.
Risk Managed Balanced Portfolio (Janus/AnchorPath)* No target allocation
• Actively-managed balanced strategy that dynamically allocates between equity and fixed income based on risk-adjusted return opportunities. Enhanced risk management overlay sleeve can go long or short the market with the potential to reduce investment risk and protect gains. Ability to have up to 75% equity exposure
TOPS® Managed Risk Balanced ETF Portfolio 50% Equities plus or minus effect of hedge overlay (0–50% range)
• As equity market volatility increases, fund managers shift hedge assets continuously to attempt to manage volatility.
• Volatility target of 8% (5–11% range). 50% Maximum Equity Exposure
TOPS® Managed Risk Moderate Growth ETF Portfolio 65% Equities plus or minus effect
• As equity market volatility increases, fund managers shift hedge assets continuously to attempt to manage volatility. of hedge overlay (0–65% range)
• Volatility target of 10% (6–14% range). 65% Maximum Equity Exposure

80% Maximum Equity Exposure

Because the Managed Volatility Portfolios (MVPs) are managed to mitigate downside risk, they may underperform during periods of market appreciation.

TARGET VOLATILITY CATEGORY
Volatility Management Strategy/Volatility Range Target Allocation
AB VPS Dynamic Asset Allocation Portfolio 60% Equities (0–80% range)
• Actively-managed asset allocation adapts to changing market conditions, taking more risk when return compensation is high and reducing Portfolio volatility when market risks are elevated. 40% Fixed Income (20–100% range)
80% Maximum Equity Exposure
• Adjust allocations to maintain 12% cap on forecasted volatility from equities.
Balanced Portfolio (ICON)* 60% Equities with options
• To manage the risk of holding equity securities, or for investment purposes, the Portfolio may write call options or purchase puts on the securities in the Portfolio or indexes. 40% overlay (0–75% range) Fixed Income
• While the Portfolio does not target a specific volatility range, the allocations and options hedge are actively managed dependent on market valuations. (25–100% range)
Federated Managed Volatility Fund II 40% Equities (30–50% range)
• Seeks to target an annualized volatility level for the Fund’s returns of approximately 10% with equity index futures executed as needed to maintain an 8–12% annualized forecasted volatility range. 60% Fixed Income (50–70%)
Fidelity® VIP Target Volatility Portfolio 60% Equities
• Using a 60-day historical analysis, each day a one-month forward volatility forecast is developed. The manager adjusts allocations seeking to maintain a forecasted volatility range of 8.5–11.5%. 35% Fixed Income
5% Short-Term Investments
• Volatility target of 10% over a rolling 1-year period (8.5–11.5% range). 85% Maximum Equity Exposure
Goldman Sachs Global Trends Allocation Fund 60% Equities (40–80% range)
• Central to the Fund’s investment process is the targeted approach to volatility management with an emphasis on positioning against portfolio losses. The team actively manages the Fund’s volatility on a daily basis, attempting to nimbly navigate risk/on and risk/off decisions. 40% Fixed Income (20–60% range)

ONcore Individual Variable Annuity Investment Requirements: Guaranteed Lifetime Withdrawal Benefit and Guaranteed Principal Protection Riders

MANAGED RISK CATEGORY	MINIMUM	MAXIMUM	TARGET VOLATILITY CATEGORY	MINIMUM	MAXIMUM
Category	50%	100%	Category	0%	50%
Portfolio	0%	50%	Portfolio	0%	25%

Please note: Important risk disclosure information can be found on the back of this brochure.

*	Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

†	The Index is a broad-based, unmanaged stock index including reinvestment of dividends and cannot be purchased directly by investors.
Because the stock market can be volatile, the portfolio’s performance may be subject to substantial short-term changes.

TARGET VOLATILITY CATEGORY
Volatility Management Strategy/Volatility Range Target Allocation
INTECH U.S. Low Volatility Portfolio (Janus Aspen) 100% Equities (95–100% range)
• Equity strategy that utilizes a mathematical investment process to stock selection; seeks returns similar to the S&P 500® Index† with lower absolute volatility over a full 0% Cash (0–5% range)
market cycle. 100% Maximum Equity Exposure
Invesco V.I. Balanced-Risk Allocation Fund 16–50% Risk contribution for each
• Targets 6–10% total risk by balancing across equities, fixed income and commodities asset class (equities, fixed and then making tactical shifts to match the current environment. income, commodities)
• Seeks to participate in up markets with a focus on protecting in down markets. 50% Maximum Equity Exposure
Lazard Retirement Global Dynamic Multi Asset Portfolio No minimum or maximum equity
• The investment team’s approach seeks to align the Fund’s volatility with the targeted exposure range via dynamic asset allocation across selected Lazard global equity and fixed income strategies, thereby smoothing the Portfolio’s return profile.
• Volatility target of 10% (8–12% range).
TOPS® Managed Risk Growth ETF Portfolio 85% Equities plus or minus
• As equity market volatility increases, fund managers shift hedge assets continuously to effect of hedge overlay attempt to manage volatility. (0–85% range)
• Volatility target of 12% (8–16% range). 85% Maximum Equity Exposure

Dynamic Asset Allocation Models**

Simplify the asset allocation process with our pre-set dynamic asset allocation models designed to provide diversification among various investment classes and fund managers. Each model offers a blend of equity and fixed investments, allowing you to select the best fit for your investment needs.

MODEL 1: CONSERVATIVE

PIMCO Total Return Portfolio	20%
Western Asset Core Plus VIT Portfolio (Legg Mason)	20%
PIMCO Real Return Portfolio	16%
PIMCO Low Duration Portfolio	8%
Balanced Portfolio (ICON)*	7%
High Income Bond Portfolio (Federated)*	6%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	6%
Capital Appreciation Portfolio (Jennison)*	4%
Goldman Sachs Large Cap Value Fund	4%
Strategic Value Portfolio (Federated)*	3%
Bristol Portfolio (Suffolk)*	2%
Lazard Retirement International Equity Portfolio	2%
Templeton Foreign VIP Fund (Franklin)	2%

MODEL 2: MODERATELY CONSERVATIVE

PIMCO Total Return Portfolio	16%
Western Asset Core Plus VIT Portfolio (Legg Mason)	16%
PIMCO Real Return Portfolio	11%
Balanced Portfolio (ICON)*	7%
Lazard Retirement International Equity Portfolio	6%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	6%
Goldman Sachs Large Cap Value Fund	5%
High Income Bond Portfolio (Federated)*	5%
PIMCO Low Duration Portfolio	5%
Capital Appreciation Portfolio (Jennison)*	4%
Equity Portfolio (ClearBridge)*	4%
Templeton Foreign VIP Fund (Franklin)	4%
Strategic Value Portfolio (Federated)*	3%
Bristol Growth Portfolio (Suffolk)*	2%
Bristol Portfolio (Suffolk)*	2%
Fidelity® VIP Mid Cap Portfolio	2%
Fidelity® VIP Real Estate Portfolio	2%

MODEL 3: BALANCED

Western Asset Core Plus VIT Portfolio (Legg Mason)	15%
Balanced Portfolio (ICON)*	9%
Lazard Retirement International Equity Portfolio	9%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	9%
PIMCO Real Return Portfolio	7%
Templeton Foreign VIP Fund (Franklin)	7%
Capital Appreciation Portfolio (Jennison)*	6%
Equity Portfolio (ClearBridge)*	6%
Goldman Sachs Large Cap Value Fund	6%
High Income Bond Portfolio (Federated)*	4%
PIMCO Low Duration Portfolio	4%
Bristol Portfolio (Suffolk)*	3%
Fidelity® VIP Mid Cap Portfolio	3%
Lazard Retirement Emerging Markets Equity Portfolio	3%
Strategic Value Portfolio (Federated)*	3%
Bryton Growth Portfolio (Suffolk)*	2%
Fidelity® VIP Real Estate Portfolio	2%
Royce Small-Cap Portfolio	2%

**	Ohio National Investments, Inc. selects and maintains our Models in consultation with Fund Evaluation Group, LLC (FEG). FEG is a national investment advisory services provider based in Cincinnati, Ohio. To learn more about FEG, please visit their website at www.feg.com.

MODEL 4: MODERATE GROWTH

Lazard Retirement International Equity Portfolio	11%
PIMCO Total Return Portfolio	10%
Templeton Foreign VIP Fund (Franklin)	10%
Balanced Portfolio (ICON)*	8%
Equity Portfolio (ClearBridge)*	7%
Goldman Sachs Large Cap Value Fund	7%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	7%
Capital Appreciation Portfolio (Jennison)*	6%
Strategic Value Portfolio (Federated)*	6%
Fidelity® VIP Mid Cap Portfolio	4%
Lazard Retirement Emerging Markets Equity Portfolio	4%
Small Cap Growth Portfolio (Janus)*	4%
Bristol Growth Portfolio (Suffolk)*	3%
Bristol Portfolio (Suffolk)*	3%
Bryton Growth Portfolio (Suffolk)*	3%
PIMCO Real Return Portfolio	3%
Fidelity® VIP Real Estate Portfolio	2%
Royce Small-Cap Portfolio	2%

MODEL 5: GROWTH

Lazard Retirement International Equity Portfolio	13%
Templeton Foreign VIP Fund (Franklin)	12%
Goldman Sachs Large Cap Value Fund	8%
Balanced Portfolio (ICON)*	7%
Capital Appreciation Portfolio (Jennison)*	7%
Equity Portfolio (ClearBridge)*	7%
Strategic Value Portfolio (Federated)	7%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	6%
ClearBridge Small Cap Portfolio*	5%
Lazard Retirement Emerging Markets Equity Portfolio	5%
Small Cap Growth Portfolio (Janus)*	5%
Bristol Portfolio (Suffolk)*	4%
Fidelity® VIP Mid Cap Portfolio	4%
Bristol Growth Portfolio (Suffolk)*	3%
Bryton Growth Portfolio (Suffolk)*	3%
Fidelity® VIP Real Estate Portfolio	2%
PIMCO Real Return Portfolio	2%

MANAGED VOLATILITY MODEL

PIMCO Global Diversified Allocation Portfolio	13%
QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	13%
TOPS® Managed Risk Balanced ETF Portfolio	10%
TOPS® Managed Risk Moderate Growth ETF Portfolio	10%
Fidelity® VIP Target Volatility Portfolio	8%
Goldman Sachs Global Trends Allocation Fund	8%
INTECH U.S. Low Volatility Portfolio (Janus Aspen)	6%
AB VPS Global Risk Allocation-Moderate Portfolio	5%
Federated Managed Volatility Fund II	5%
Franklin VolSmart Allocation VIP Fund	5%
Risk Managed Balanced Portfolio (Janus/AnchorPath)*	5%
Balanced Portfolio (ICON)*	4%
TOPS® Managed Risk Growth ETF Portfolio	4%
Invesco V.I. Balanced-Risk Allocation Fund	2%
Lazard Retirement Global Dynamic Multi Asset Portfolio	2%

* Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

AllianceBernstein Investments, Inc. (ABI) is the distributor of the AB family of mutual funds. ABI is a member of FINRA and is an affiliate of AllianceBernstein L.P., the manager of the funds. The [A/B] logo is a service mark of AllianceBernstein and AllianceBernstein® is a registered trademark used by permission of the owner, AllianceBernstein L.P.

BNY Mellon Investment Management is one of the world’s leading investment management organizations and one of the top U.S. wealth managers, encompassing BNY Mellon’s affiliated investment management firms, wealth management services and global distribution companies.

The Bristol, Bristol Growth and Bryton Growth Portfolios, subadvised by Suffolk Capital Management LLC, were added to the models at the request of Ohio National. Suffolk Capital Management LLC is a subsidiary of Ohio National Financial Services.

Federated is a registered trademark of Federated Investors, Inc.

Fidelity® Investments & Pyramid Design is a registered service mark of FMR LLC.

Invesco Distributors Inc. (IDI) is the U.S. distributor for the Invesco’s V.I. Funds. Both IDI and Invesco Advisors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

Janus Distributors LLC is the distributor of Janus Aspen Series portfolios. INTECH Investment Management LLC is a subsidiary of Janus Capital Group Inc. and serves as the subadviser on certain products. Janus and INTECH are registered trademarks of Janus International Holding LLC.

Morgan Stanley Investment Management is the asset management division of Morgan Stanley.

The TOPS® Managed Risk ETF Portfolios are managed by ValMark Advisers, Inc. and distributed by Northern Lights Distributors, LLC, member FINRA/SIPC. Northern Lights Distributors, LLC is not affiliated with ValMark Advisers, Inc. or Milliman, Inc.

© 2015 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Past performance is no guarantee of future results.

The asset classes shown for the Portfolios are as of 9/30/15.

Over time, a portfolio’s current asset class, investment style or category may change. If a portfolio focuses on a particular investment style, its performance will sometimes be better or worse than the performance of funds focusing on other types of investments. Performance may fluctuate with current market and economic conditions.

Fixed Income Risk: Investments in fixed income securities are subject to interest rate risk, the fluctuation of the interest rate, and credit risk, the issuer’s ability to make timely payments of interest or principal. The lower the credit rating, the higher the risk of default. Fixed income securities with lower ratings (commonly known as “junk bonds”) tend to have a higher probability that an issuer will default or fail to meet its payment obligations. Capitalization Size Risk (Small/Mid): Small and mid cap stocks are often more volatile than large cap stocks – smaller companies are often more volatile than larger companies – smaller companies generally face higher risks due to their limited product lines, markets and financial resources. Commodity and Derivative Risk: Investments in commodities (and related instruments) and derivative instruments such as options, futures, forwards or swaps can be riskier than traditional investments, and may be more volatile. ETF Risk: Investments in ETFs bear the share of the ETF’s expenses and run the risk that the ETF may not achieve its investment objective. Foreign (Non-U.S.) Risk: Non-U.S. securities may be more volatile because of political, regulatory, market and economic uncertainties associated with such securities. Fluctuations in currency exchange rates may negatively affect the value of the investment or reduce returns. These risks are magnified in emerging or developing markets. Interest Rate Risk is the risk that fixed income securities will decline in value because of an increase in interest rates. Large Cap Risk: Larger more established companies may be unable to respond quickly to new competitive challenges such as changes in technology and consumer tastes. Many larger companies also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion. Liquidity Risk: The difficulty of purchasing or selling a security at an advantageous time or price. Real Estate Risk: Investments in real estate could decline due to a variety of factors that affect the real estate market. REITs have additional risks; they are dependent on the capability of their managers, they may have limited diversification, and they can be affected by changes in taxes. In order to invest in Dynamic Model portfolios, you must sign Form 7215, an Agreement Form that designates Ohio National Investments, Inc. (ONII) as a limited purpose Registered Investment Adviser only for developing the Models and permitting periodic updates.

The asset allocation Models attempt to create model allocations for the underlying variable portfolios that will provide consistent, risk-adjusted performance. There is no guarantee that these Model allocations will produce the desired results. The results will depend upon the ability of the underlying variable portfolios to achieve their investment objectives. The Model is rebalanced quarterly.

There is general market risk when investing in equities. Stock prices can fluctuate over a wide range in the short term or over extended periods of time. These price fluctuations may result from factors affecting individual companies, sectors or the securities market as a whole. There is no guarantee that the stock market or any particular underlying stock will increase in value.

Neither asset allocation nor diversification assures a profit or protects against a loss in declining markets. All Models may not be available with all riders. See product prospectus for investment limitations and details. Some portfolios contain different investments than similarly named retail mutual funds offered by the portfolio manager. Investment results may be higher or lower.

Volatility is a statistical measurement of the frequency and level of changes in the value of an asset, index or instrument without regard to the direction of those changes. Volatility may result from rapid and dramatic price swings. There can be no guarantee that a portfolio will maintain its annualized volatility target. Furthermore, while volatility management seeks competitive returns with more consistent volatility of returns, the attainment and maintenance of the target volatility does not ensure that a portfolio will deliver competitive returns.

Variable annuities are sold by prospectuses, which contain more complete information including fees, surrender (contingent deferred sales) charges and other costs that may apply.

To obtain current prospectuses, contact your financial professional or visit ohionational.com/fundinfo. Please read the product and fund prospectuses carefully before you invest or send money. Investors should consider the investment objectives, strategies, risk factors and charges and expenses of the underlying portfolios carefully before investing. The fund prospectus contains this and other information about the underlying variable portfolios.

Early withdrawals or surrenders may be subject to surrender charges. Withdrawals are also subject to ordinary income tax and, if taken prior to age 59 1⁄2, a 10% federal tax penalty may apply. For tax purposes only, withdrawals will come first from any gain in the contract. Federal and state tax laws in this area are complex and subject to change. Consult your personal tax adviser on all tax matters. Withdrawals may reduce the death benefit, cash surrender value and any living benefit amount.

Variable annuities are long-term investment vehicles designed to accumulate money on a tax-deferred basis for retirement purposes. Upon retirement, variable annuities may pay out an income stream of a series of payments or a lump sum. If you die during the accumulation or payout phase, your beneficiary may be eligible to receive any remaining Contract Value.

Guarantees are based upon the claims-paying ability of The Ohio National Life Insurance Company. Guarantees do not apply to the investment performance or account value of the underlying variable portfolios. As with any investment, investing in variable portfolios involves risk, including possible loss of principal.

Product, product features and rider availability vary by state. Company not licensed to conduct business in NY.

Variable Annuity Issuer:	Registered Product Distributor:
The Ohio National Life Insurance Company	Ohio National Equities, Inc.
One Financial Way	Member FINRA
Cincinnati, Ohio 45242	One Financial Way
Telephone: 513.794.6100	Cincinnati, Ohio 45242
ohionational.com	Telephone: 513.794.6100

NOT A DEPOSIT	NOT FDIC INSURED	NOT GUARANTEED BY ANY BANK
NOT INSURED BY ANY GOVERNMENT AGENCY		MAY LOSE VALUE

Form 9275 2-16	© 2016 Ohio National Financial Services, Inc.